FORM OF
	CUSTODIAN SERVICES AGREEMENT

	This Agreement is made as of                    , 1997 by and between
Smith Barney Disciplined Small Cap Fund Inc., a Maryland corporation (the "Fund") and PNC BANK, NATIONAL ASSOCIATION, a national banking association ("PNC Bank").
	The Fund is registered as an open-end investment company under the Investment Company Act of 1940, as amended (the "1940 Act"). The Fund wishes to retain PNC Bank to provide custodian services and PNC Bank wishes to furnish such services, either directly or through an affiliate or affiliates, as more fully described herein. In consideration of the premises and mutual covenants herein contained, the parties agree as follows:
	1.  Definitions.
		(a) "Authorized Person". The term "Authorized Person" shall mean any officer of the Fund and any other person, who is duly authorized by the Fund's Governing Board, to give Oral and Written Instructions on behalf of the Fund. Such persons are listed in the Certificate attached hereto as the Authorized Persons Appendix, as such Appendix may be amended in writing by the Fund's Governing Board from time to time.
		(b) "Book-Entry System". The term "Book-Entry System" means Federal Reserve Treasury book-entry system for United States and federal agency securities, its successor or successors, and its nominee or nominees and any book-entry system maintained by an exchange registered with the SEC under the 1934 Act.

		(c)  "CFTC".  The term "CFTC" shall mean the Commodities Futures
Trading Commission.
		(d)  "Governing Board".  The term "Governing Board" shall mean the
Fund's Board of Directors if the Fund is a corporation or the Fund's Board of
Trustees if the Fund is a trust, or, where duly authorized, a competent committee thereof.
		(e)  "Oral Instructions".  The term "Oral Instructions" shall mean oral instructions received by PNC Bank from an Authorized Person or from a person reasonably believed by PNC Bank to be an Authorized Person.
		(f)  "SEC".  The term "SEC" shall mean the Securities and Exchange
Commission.
		(g)  "Securities and Commodities Laws".  The term "Securities and
Commodities Laws" shall mean the "1933 Act" which shall mean the Securities
Act of 1933, the "1934 Act" which shall mean the Securities Exchange Act of
1934, the 1940 Act, and the "CEA" which shall mean the Commodities Exchange
Act, each as amended.
       	(h)  "Shares".  The term "Shares" shall mean the shares of stock of any series or class of the Fund, or, where appropriate, units of beneficial interest in a trust where the Fund is organized as a Trust.
		(i)  "Property".  The term "Property" shall mean:
 			(i)	any and all securities and other investment items
which the Fund may from time to time deposit, or cause
to be deposited, with PNC Bank or which PNC Bank may
from time to time hold for the Fund;
		    (ii)	all income in respect of any of such securities or
other investment items;
		   (iii)	all proceeds of the sale of any of such securities or
investment items; and
		    (iv)	all proceeds of the sale of securities issued by the
Fund, which are received by PNC Bank from time to
time, from or on behalf of the Fund.
		(j)  "Written Instructions".  The term "Written Instructions"
shall mean written instructions signed by one Authorized Person and received by PNC Bank.  The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.
	2.  Appointment.  The Fund hereby appoints PNC Bank to provide custodian services to the Fund, and PNC Bank accepts such appointment and agrees to furnish such services.
	3.  Delivery of Documents.  The Fund has provided or, where applicable, will provide PNC Bank with the following:
 		(a)  certified or authenticated copies of the resolutions of the
Fund's Governing Board, approving the appointment of PNC Bank or its affiliates to provide services;
		(b)  a copy of the Fund's most recent effective registration statement;
		(c)  a copy of the Fund's advisory agreement or agreements;
		(d)  a copy of the Fund's distribution agreement or agreements;
		(e)  a copy of the Fund's administration agreements if PNC Bank is
not providing the Fund 			      with such services;
		(f)  copies of any shareholder servicing agreements made in
respect of the Fund; and
		(g)  certified or authenticated copies of any and all amendments or supplements to the foregoing.
 	4.  Compliance with Government Rules and Regulations.  	PNC Bank
undertakes to comply with all applicable requirements of the Securities and
Commodities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to all duties to be performed by
PNC Bank hereunder.  Except as specifically set forth herein, PNC Bank assumes no responsibility for such compliance by the Fund.
   	5.  Instructions.  Unless otherwise provided in this Agreement, PNC Bank shall act only upon Oral and Written Instructions.  PNC Bank shall be entitled to rely upon any Oral and Written Instructions it receives from an Authorized
Person (or from a person reasonably believed by PNC Bank to be an Authorized
Person) pursuant to this Agreement.  PNC Bank may assume that any Oral or
Written Instructions received hereunder are not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Fund's Governing Board or of the Fund's shareholders.
	The Fund agrees to forward to PNC Bank Written Instructions confirming
Oral Instructions so that PNC Bank receives the Written Instructions by the close of business on the same day that such Oral Instructions are received.
The fact that such confirming Written Instructions are not received by PNC
Bank shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions.
	The Fund further agrees that PNC Bank shall incur no liability to the
Fund in acting upon Oral or Written Instructions provided such instructions reasonably appear to have been received from an Authorized Person.
	6.  Right to Receive Advice.
		(a)  Advice of the Fund.  If PNC Bank is in doubt as to any action it should or should not take, PNC Bank may request directions or advice, including Oral or Written Instructions, from the Fund.
    		(b)  Advice of Counsel.  If PNC Bank shall be in doubt as to any questions of law pertaining to any action it should or should not take, PNC
Bank may request advice at its own cost from such counsel of its own choosing
(who may be counsel for the Fund, the Fund's advisor or PNC Bank, at the option of PNC Bank).
		(c)  Conflicting Advice.  In the event of a conflict between directions, advice or Oral or Written Instructions PNC Bank receives from the
Fund, and the advice it receives from counsel, PNC Bank shall be entitled to rely upon and follow the advice of counsel.
		(d)  Protection of PNC Bank.  PNC Bank shall be protected in any action it takes or does not take in reliance upon directions, advice or Oral or Written Instructions it receives from the Fund or from counsel and which
PNC Bank believes, in good faith, to be consistent with those directions, advice or Oral or Written Instructions.
	Nothing in this paragraph shall be construed  so as to impose an obligation upon PNC Bank (i) to seek such directions, advice or Oral or
Written Instructions, or (ii) to act in accordance with such directions, advice or Oral or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PNC Bank's properly taking or not taking such action.
    	7.  Records.  The books and records pertaining to the Fund which are in the possession of PNC Bank, shall be the property of the Fund.  Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations.  The Fund, or the Fund's
Authorized Persons, shall have access to such books and records at all time during PNC Bank's normal business hours.  Upon the reasonable request of the
Fund, copies of any such books and records shall be provided by PNC Bank to the Fund or to an Authorized Person of the Fund, at the Fund's expense.
	8.  Confidentiality.  PNC Bank agrees to keep confidential all records of the Fund and information relative to the Fund and its shareholders (past, present and potential), unless the release of such records or information is otherwise consented to, in writing, by the Fund.  The Fund agrees that such consent shall not be unreasonably withheld and may not be withheld where PNC
Bank may be exposed to civil or criminal contempt proceedings or when required to divulge.  The Fund further agrees that, should PNC Bank be required to provide such information or records to duly constituted authorities (who may institute civil or criminal contempt proceedings for failure to comply), PNC
Bank shall not be required to seek the Fund's consent prior to disclosing such information.
	9.  Cooperation with Accountants.  PNC Bank shall cooperate with the
Fund's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.
	10.  Disaster Recovery.  PNC Bank shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available.  In the event of equipment failures, PNC Bank shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions but shall have no liability with respect thereto.
	11.  Compensation.  As compensation for custody services rendered by PNC
Bank during the term of this Agreement, the Fund will pay to PNC Bank a fee or fees as may be agreed to from time to time in writing by the Fund and PNC
Bank.
  	12.  Indemnification.  The Fund agrees to indemnify and hold harmless
PNC Bank and its nominees from all taxes, charges, expenses, assessment, claims and liabilities (including, without limitation, liabilities arising under the Securities and Commodities Laws and any state and foreign securities and blue sky laws, and amendments thereto, and expenses, including (without limitation) attorneys' fees and disbursements, arising directly or indirectly from any action which PNC Bank takes or does not take (i) at the request or on the direction of or in reliance on the advice of the Fund or (ii) upon Oral or
Written Instructions.  Neither PNC Bank, nor any of its nominees, shall be indemnified against any liability to the Fund or to its shareholders (or any expenses incident to such liability) arising out of PNC Bank's own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement.
	13.  Responsibility of PNC Bank.  PNC Bank shall be under no duty to take any action on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by PNC Bank, in writing.  PNC Bank shall be obligated to exercise care and diligence in the performance of its duties hereunder, to act in good faith and to use its best effort, within reasonable limits, in performing services provided for under this Agreement.  PNC Bank shall be responsible for its own negligent failure to perform its duties under this Agreement. Notwithstanding the foregoing, PNC Bank shall not be responsible for losses beyond its control, provided that PNC Bank has acted in accordance with the standard of care set forth above; and provided further that PNC Bank shall only be responsible for that portion of losses or damages suffered by the Fund that are attributable to the negligence of PNC Bank.
	Without limiting the generality of the foregoing or of any other provision of this Agreement, PNC Bank, in connection with its duties under this Agreement, shall not be under any duty or obligation to inquire into and shall not be liable for (a) the validity or invalidity or authority or lack thereof of any Oral or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PNC Bank reasonably believes to be genuine; or (b) delays or errors or loss of data occurring by reason of circumstances beyond PNC Bank's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.
	Notwithstanding anything in this Agreement to the contrary, PNC Bank shall have no liability to the Fund for any consequential, special or indirect losses or damages which the Fund may incur or suffer by or as a consequence of
PNC Bank's performance of the services provided hereunder, whether or not the likelihood of such losses or damages was known by PNC Bank.
	14.  Description of Services.
		(a)  Delivery of the Property.  The Fund will deliver or arrange for delivery to PNC Bank, all the property owned by the Fund, including cash received as a result of the distribution of its Shares, during the period that is set forth in this Agreement.  PNC Bank will not be responsible for such property until actual receipt.
		(b)  Receipt and Disbursement of Money.  PNC Bank, acting upon
Written Instructions, shall open and maintain separate account(s) in the
Fund's name using all cash received from or for the account of the Fund, subject to the terms of this Agreement.  In addition, upon Written
Instructions, PNC Bank shall open separate custodial accounts for each separate series, class or portfolio of the Fund and shall hold in such account(s) all cash received from or for the accounts of the Fund specifically designated to each separate series, class or portfolio.  PNC Bank shall make cash payments from or for the account of the Fund only for:
		(i)	purchases of securities in the name of the Fund or PNC Bank
or PNC Bank's nominee as provided in sub-paragraph j
and for which PNC Bank has received a copy of the
broker's or dealer's confirmation or payee's invoice,
as appropriate;
		    (ii)	purchase or redemption of Shares of the Fund
delivered to PNC Bank;
		   (iii)	payment of, subject to Written Instructions, interest,
taxes, administration, accounting, distribution,
advisory, management fees or similar expenses which
are to be borne by the Fund;
		    (iv)	payment to, subject to receipt of Written
Instructions, the Fund's transfer agent, as agent for
the shareholders, an amount equal to the amount of
dividends and distributions stated in the Written
Instructions to be distributed in cash by the transfer
agent to shareholders, or, in lieu of paying the
Fund's transfer agent, PNC Bank may arrange for the
direct payment of cash dividends and distributions to
shareholders in accordance with procedures mutually
agreed upon from time to time by and among the Fund,
PNC Bank  and the Fund's transfer agent;
			(v)	payments, upon receipt of Written Instructions, in
connection with the conversion, exchange or surrender
of securities owned or subscribed to by the Fund and
held by or delivered to PNC Bank;
			(vi)	payments of the amounts of dividends received  with
respect to securities sold short; payments made to a
sub-custodian pursuant to provisions in sub-paragraph
c of this Paragraph; and
			(viii)	payments, upon Written Instructions made for
other proper Fund purposes.  PNC Bank is hereby
authorized to endorse and collect all checks, drafts
or other orders for the payment of money received as
custodian for the account of the Fund.
			(c)          Receipt of Securities.
			(i)	PNC Bank shall hold all securities received  by it for
the account of the Fund in a  separate account that
physically segregates such securities from those of
any other persons, firms or corporations, except for
securities held in a Book-Entry System.  All such
securities shall be held or disposed of only upon
Written Instructions of the Fund pursuant to the terms
of this Agreement.  PNC Bank shall have no power or
authority to assign, hypothecate, pledge or otherwise
dispose of any such securities or investment, except
upon the express terms of this Agreement and upon
Written Instructions, accompanied by a certified
resolution of the Fund's Governing Board, authorizing
the transaction.  In no case may any member of the
Fund's Governing Board, or any officer, employee or
agent of the Fund withdraw any securities.  At PNC
Bank's own expense and for its own convenience, PNC
Bank may enter into sub-custodian agreements with
other banks or trust companies to perform duties
described in this sub-paragraph c.  Such bank or trust
company shall have an aggregate capital, surplus and
undivided profits, according to its last published
report, of at least one million dollars ($1,000,000),
if it is a subsidiary or affiliate of PNC Bank, or at
least twenty million dollars ($20,000,000) if such
bank or trust company is not a subsidiary or affiliate
of PNC Bank.  In addition, such bank or trust company
must agree to comply with the relevant provisions of
the 1940 Act and other applicable rules and
regulations.  PNC Bank shall remain responsible for
the performance of all of its duties as described in
this Agreement and shall hold the Fund harmless from
PNC Bank's own (or any sub-custodian chosen by PNC
Bank under the terms of this sub-paragraph c) acts or
omissions, under the standards of care provided for
herein.
		(d)  Transactions Requiring Instructions.  Upon receipt of Oral or
Written Instructions and not otherwise, PNC Bank, directly or through the use of the Book-Entry System, shall:
			(i)	deliver any securities held for the Fund against the
receipt of payment for the sale of such securities;
			(ii)	execute and deliver to such persons as may be
designated in such Oral or Written Instructions,
proxies, consents, authorizations, and any other
instruments whereby the authority of the Fund as owner
of  any securities may be exercised;
			(iii)	deliver any securities to the issuer thereof,  or its
agent, when such securities are called, redeemed,
retired or otherwise become payable; provided that, in
any such case, the cash or other consideration is to
be delivered to PNC Bank;
			(iv)	deliver any securities held for the Fund against
receipt of other securities or cash issued or paid in
connection with the liquidation, reorganization,
refinancing, tender offer, merger, consolidation or
recapitalization of any corporation, or the exercise
of any conversion privilege;
			(v)	deliver any securities held for the Fund to any
protective committee, reorganization committee or
other person in connection with   the reorganization,
refinancing, merger, consolidation, recapitalization
or sale of assets of any corporation, and receive and
hold under the terms of this Agreement such
certificates of deposit, interim receipts or other
instruments or documents as may be issued to it to
evidence such delivery;
			(vi)	make such transfer or exchanges of the assets of the
Fund and take such other steps as shall be stated in
said Oral or Written Instructions to be for the
purpose of effectuating a duly authorized plan of
liquidation, reorganization, merger, consolidation or
recapitalization of the Fund;
			(vii)	release securities belonging to the Fund to any bank
or trust company for the purpose of a pledge or
hypothecation to secure any loan incurred by the Fund;
provided, however, that securities shall be released
only upon payment to PNC Bank of the monies borrowed,
except that in cases where additional collateral is
required to secure a borrowing already made subject to
proper prior authorization, further securities may be
released for that purpose; and repay such loan upon
redelivery to it of the securities pledged or
hypothecated therefor and upon surrender of the note
or notes evidencing the loan;
			(viii)	release and deliver securities owned by the Fund
in connection with any repurchase agreement entered
into on behalf of the Fund, but only on receipt of
payment therefor; and pay out moneys of the Fund in
connection with such repurchase agreements, but only
upon the delivery of the securities;
			(ix)	release and deliver or exchange securities owned by
the Fund in connection with any conversion of such
securities, pursuant to their terms, into other
securities;
			(x)	release and deliver securities owned by the Fund for
the purpose of redeeming in kind shares of the Fund
upon delivery thereof to PNC Bank; and
			(xi)	release and deliver or exchange securities owned by
the Fund for other corporate purposes.  PNC Bank must
also receive a certified resolution describing the
nature of the corporate purpose and the name and
address of the person(s) to whom delivery shall be
made when such action is pursuant to sub-paragraph d
above.
	(e)  Use of Book-Entry System.  The Fund shall deliver to PNC Bank certified resolutions of the Fund's Governing Board approving, authorizing and instructing PNC Bank on a continuous and on-going basis, to deposit in the
Book-Entry System all securities belonging to the Fund eligible for deposit therein and to utilize the Book-Entry System to the extent possible in connection with settlements of purchases and sales of securities by the Fund, and deliveries and returns of securities loaned, subject to repurchase agreements or used as collateral in connection with borrowings.  PNC Bank shall continue to perform such duties until it receives Written or Oral
Instructions authorizing contrary actions(s).
	To administer the Book-Entry System properly, the following provisions shall apply:
			(i)	With respect to securities of the Fund which are
maintained in the Book-Entry system, established
pursuant to this sub-paragraph e hereof, the records
of PNC Bank shall identify by Book-Entry or otherwise
those securities belonging to the Fund.  PNC Bank
shall furnish the Fund a detailed statement of the
Property held for the Fund under this Agreement at
least monthly and from time to time and upon written
request.
			(ii)	Securities and any cash of the Fund deposited  in the
Book-Entry System will at all times be  segregated
from any assets and cash controlled by PNC Bank in
other than a  fiduciary or custodian capacity but may
be commingled with other assets held in such
capacities.  PNC Bank and its sub-custodian, if any,
will pay out money only upon receipt of securities and
will deliver securities only upon the receipt of
money.
			(iii)	All books and records maintained by PNC Bank  which
relate to the Fund's participation in the Book-Entry
System will at all times during PNC Bank's regular
business hours be open to the inspection of the Fund's
duly authorized employees or agents, and the Fund will
be furnished with all information in respect of the
services rendered to it as it may require.
			(iv)	PNC Bank will provide the Fund with copies of any
report obtained by PNC Bank on the system of internal
accounting control of the Book-Entry System promptly
after receipt of such a report by PNC Bank.  PNC Bank
will also provide the Fund with such reports on its
own system of internal control as the Fund may
reasonably request from time to time.
		(f)  Registration of Securities.  All Securities held for the Fund which are issued or issuable only in bearer form, except such securities held in the Book-Entry System, shall be held by PNC Bank in bearer form; all other securities held for the Fund may be registered in the name of the Fund; PNC
Bank; the Book-Entry System; a sub-custodian; or any duly appointed nominee(s)
of the Fund, PNC Bank, Book-Entry system or sub-custodian.  The Fund reserves the right to instruct PNC Bank as to the method of registration and safekeeping of the securities of the Fund.  The Fund agrees to furnish to PNC
Bank appropriate instruments to enable PNC Bank to hold or deliver in proper form for transfer, or to register its registered nominee or in the name of the
Book-Entry System, any securities which it may hold for the account of the
Fund and which may from time to time be registered in the name of the Fund.
PNC Bank shall hold all such securities which are not held in the Book-Entry
System in a separate account for the Fund in the name of the Fund physically segregated at all times from those of any other person or persons.
		(g)  Voting and Other Action.  Neither PNC Bank nor its nominee shall vote any of the securities held pursuant to this Agreement by or for the account of the Fund, except in accordance with Written Instructions.  PNC
Bank, directly or through the use of the Book-Entry System, shall execute in blank and promptly deliver all notice, proxies, and proxy soliciting materials to the registered holder of such securities.  If the registered holder is not the Fund then Written or Oral Instructions must designate the person(s) who owns such securities.
		(h)  Transactions Not Requiring Instructions.  In the absence of contrary Written Instructions, PNC Bank is authorized to take the following actions:
			(i)	Collection of Income and Other Payments.
				(A)	collect and receive for the account of the Fund,
all income, dividends,  distributions, coupons,
option premiums, other payments and similar
items, included or to be included in the
Property, and, in addition, promptly advise the
Fund of such receipt and credit such income, as
collected, to the Fund's custodian account;
				(B)	endorse and deposit for collection, in the name
of the Fund, checks, drafts, or other orders for
the payment of money;
				(C)	receive and hold for the account of the Fund all
securities received as a distribution on the
Fund's portfolio securities as a result of a
stock dividend, share split-up or
reorganization, recapitalization, readjustment
or other rearrangement or distribution of rights
or similar securities issued with respect to any
portfolio securities belonging to the Fund held
by PNC Bank hereunder;
				(D)	present for payment and collect the amount
payable upon all securities which may mature or
be called, redeemed, or retired, or otherwise
become payable on the date such securities
become payable; and
				(E)	take any action which may be necessary and
proper in connection with the collection and
receipt of such income and other payments and
the endorsement for collection of checks,
drafts, and other negotiable instruments.
		    (ii)  Miscellaneous Transactions.
				(A)	PNC Bank is authorized to deliver or cause to be
delivered Property against payment or other
consideration or written receipt therefor in the
following cases:
					(1)	for examination by a broker or dealer
selling for the account of the Fund in
accordance with street delivery custom;
					(2)	for the exchange of interim receipts or
temporary securities for definitive
securities; and
					(3)	for transfer of securities into the name
of the Fund or PNC Bank or nominee of
either, or for exchange of securities for
a different number of bonds,certificates,
or other evidence, representing the same
aggregate face amount or number of units
bearing the same interest rate, maturity
date and call provisions, if any; provided
that, in any such case, the new securities
are to be delivered to PNC Bank.
				(B)	Unless and until PNC Bank receives Oral or
Written Instructions to the contrary, PNC Bank
shall:
					(1)	pay all income items held by it which call
for payment upon presentation and hold the
cash received by it upon such payment for
the account of the Fund;
					(2)	collect interest and cash dividends
received, with notice to the Fund, to the
Fund's account;
					(3)	hold for the account of the Fund all stock
dividends, rights and similar securities
issued with respect to any securities held
by PNC Bank; and
					(4)	execute as agent on behalf of the Fund all
necessary ownership certificates required
by the Internal Revenue Code or the Income
Tax Regulations of the United States
Treasury Department or under the laws of
any State now or hereafter in effect,
inserting the Fund's name, on such
certificate as the owner of the securities
covered thereby, to the extent it may
lawfully do so.
		(i)  Segregated Accounts.
			(i)	PNC Bank shall upon receipt of Written or Oral
Instructions establish and maintain segregated
account(s) on its records for and on behalf of the
Fund.  Such account(s) may be used to transfer cash
and securities, including securities in the Book-Entry
System:
				(A)	for the purposes of compliance by the Fund with
the procedures required by a securities or
option exchange, providing such procedures
comply with the 1940 Act and any releases of the
SEC relating to the maintenance of segregated
accounts by registered investment companies; and
				(B)	Upon receipt of Written Instructions, for other
proper corporate purposes.
		    (ii)	PNC Bank may enter into separate custodial agreements
with various futures commission merchants ("FCMs")
that the Fund uses ("FCM Agreement").  Pursuant to an
FCM Agreement, the Fund's margin deposits in any
transactions involving futures contracts and options
on futures contracts will be held by PNC Bank in
accounts ("FCM Account") subject to the disposition by
the FCM involved in such contracts and in accordance
with the customer contract between FCM and the Fund
("FCM Contract"), SEC rules and the rules of the
applicable commodities exchange.  Such FCM Agreements
shall only be entered into upon receipt of Written
Instructions from the Fund which state that:
				(A)	a customer agreement between the FCM and  the
Fund has been entered into; and
				(B)	the Fund is in compliance with all the rules and
regulations of the CFTC. Transfers of initial
margin shall be made into a FCM Account only
upon Written Instructions; transfers of premium
and variation margin may be made  into a FCM
Account pursuant to Oral Instructions.
					Transfers of funds from a FCM Account to the FCM
for which PNC Bank holds such an account may
only occur upon certification by the FCM to PNC
Bank that pursuant to the FCM Agreement and the
FCM Contract, all conditions precedent to its
right to give PNC Bank such instructions have
been satisfied.
		   (iii)	PNC Bank shall arrange for the establishment  of IRA
custodian accounts for such share- holders holding
Shares through IRA accounts, in accordance with the
Fund's prospectuses, the Internal Revenue Code
(including regulations), and with such other
procedures as are mutually agreed upon from time to
time by and among the Fund, PNC Bank and the Fund's
transfer agent.
		(j)  Purchases of Securities.  PNC Bank shall settle purchased securities upon receipt of Oral or Written Instructions from the Fund or its investment advisor(s) that specify:
			(i)	the name of the issuer and the title of the
securities, including CUSIP number if applicable;
			(ii)	the number of shares or the principal amount purchased
and accrued interest, if any;
			(iii)	the date of purchase and settlement;
			(iv)	the purchase price per unit;
			(v)	the total amount payable upon such purchase; and
			(vi)	the name of the person from whom or the broker through
whom the purchase was made. PNC Bank shall upon
receipt of securities purchased by or for the Fund pay
out of the moneys held for the account of the Fund the
total amount payable to the person from whom or the
broker through whom the purchase was made, provided
that the same conforms to the total amount payable as
set forth in such Oral or Written Instructions.
		(k)  Sales of Securities.  PNC Bank shall settle sold securities upon receipt of Oral or Written Instructions from the Fund that specify:
         		(i)	the name of the issuer and the title of the security,
including CUSIP number if applicable;
		    (ii)	the number of shares or principal amount sold, and
accrued interest, if any;
		   (iii)	the date of trade, settlement and sale;
		    (iv)	the sale price per unit;
			(v)	the total amount payable to the Fund upon such sale;
		    (vi)	the name of the broker through whom or the person to
whom the sale was made; and
		   (vii)	the location to which the security must be delivered
and delivery deadline, if any. PNC Bank shall deliver
the securities upon receipt of the total amount
payable to the Fund upon such sale, provided that the
total amount payable is the same as was set forth in
the Oral or Written Instructions.  Subject to the
foregoing, PNC Bank may accept payment in such form as
shall be satisfactory to it, and may deliver
securities and arrange for payment in accordance with
the customs prevailing among dealers in securities.
		(l)  Reports.
			(i)	PNC Bank shall furnish the Fund the following reports:
				(A)	such periodic and special reports as the Fund
may reasonably request;
				(B)	a monthly statement summarizing all transactions
and entries for the account of the Fund, listing
the portfolio securities belonging to the Fund
with the adjusted average cost of each issue and
the market value at the end of such month, and
stating the cash account of the Fund including
disbursement;
				(C)	the reports to be furnished to the Fund pursuant
to Rule 17f-4; and
				(D)	such other information as may be agreed upon
from time to time between the Fund and PNC Bank.
		    (ii)	PNC Bank shall transmit promptly to the Fund any proxy
statement, proxy material, notice of a call or
conversion or similar communication received by it as
custodian of the Property. PNC Bank shall be under no
other obligation to inform the Fund as to such actions
or events.
		(m)  Collections.  All collections of monies or other property, in respect, or which are to become part of the Property (but not the safekeeping thereof upon receipt by PNC Bank) shall be at the sole risk of the Fund.  If payment is not received by PNC Bank within a reasonable time after proper demands have been made, PNC Bank shall notify the Fund in writing, including copies of all demand letters, any written responses, memoranda of all oral responses and telephonic demands thereto, and await instructions from the
Fund.  PNC Bank shall not be obliged to take legal action for collection unless and until reasonably indemnified to its satisfaction.  PNC Bank shall also notify the Fund as soon as reasonably practicable whenever income due on securities is not collected in due course.
	15.  Duration and Termination.  This Agreement shall continue until terminated by the Fund or by PNC Bank on sixty (60) days' prior written notice to the other party.  In the event this Agreement is terminated (pending appointment of a successor to PNC Bank or vote of the shareholders of the Fund to dissolve or to function without a custodian of its cash, securities or other property), PNC Bank shall not deliver cash, securities or other property of the Fund to the Fund.  It may deliver them to a bank or trust company of
PNC Bank's choice, having an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than twenty million dollars
($20,000,000), as a custodian for the Fund to be held under terms similar to those of this Agreement.  PNC Bank shall not be required to make any such delivery or payment until full payment shall have been made to PNC Bank of all of its fees, compensation, costs and expenses.  PNC Bank shall have a security interest in and shall have a right of setoff against Property in the Fund's possession as security for the payment of such fees, compensation, costs and expenses.
	16.  Notices.  All notices and other communications, including Written
Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device.  Notice shall be addressed (a) if to PNC Bank at PNC
Bank's address: Airport Business Center, International Court 2, 200 Stevens
Drive, Lester, Pennsylvania 19113, marked for the attention of the Custodian
Services Department (or its successor) (b) if to the Fund, at the address of the Fund; or (c) if to neither of the foregoing, at such other address as shall have been notified to the sender of any such notice or other communication.  If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately.
If notice is sent by first-class mail, it shall be deemed to have been given five days after it has been mailed.  If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.
	17.  Amendments.  This Agreement, or any term hereof, may be changed or waived only by a written amendment, signed by the party against whom
enforcement of such change or waiver is sought.     	18.  Delegation.  PNC
Bank may assign its rights and delegate its duties hereunder to any wholly-owned direct or indirect subsidiary of PNC Bank, National Association or PNC Bank Corp., provided that (i) PNC Bank gives the Fund thirty (30) days prior written notice; (ii) the delegate agrees with PNC Bank to comply with all relevant provisions of the 1940 Act; and (iii) PNC Bank and such delegate promptly provide such information as the Fund may request, and respond to such questions as the Fund may ask, relative to the assignment, including (without limitation) the capabilities of the delegate.
	19.  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which
together shall constitute one and the same instrument.  	20.  Further
Actions.  Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.
	21.  Miscellaneous.  This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties and/or Oral Instructions.  The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.
	This Agreement shall be deemed to be a contract made in Pennsylvania and governed by Pennsylvania law, without regard to principles of conflicts of law.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the day and year first above written.

						PNC BANK, NATIONAL ASSOCIATION

						By:
						Title:


						SMITH BARNEY DISCIPLINED SMALL CAP FUND
INC.


						By:
						Title:



	AUTHORIZED PERSONS APPENDIX


NAME (Type)							SIGNATURE



















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